Exhibit 99.1

MEDIA CONTACT	Kevin Bagby
TELEPHONE	(800) 458-2235

FOR IMMEDIATE RELEASE	May 16, 2005

FreightCar America, Inc. Reports First Quarter 2005 Results

Chicago, IL, May 16, 2005 – FreightCar America, Inc. (NASDAQ: RAIL) today reported financial results for the three months ended March 31, 2005. Sales for the first quarter of 2005 were $165.8 million, net income was $1.9 million and net income attributable to common stockholders was $1.6 million, or $0.22 per share, based on 7,432,700 diluted shares outstanding as of March 31, 2005. In comparison, the Company had sales of $88.9 million in the same quarter of 2004, a net loss of $4.0 million and a net loss attributable to common stockholders of $4.2 million, or $0.62 per diluted share.

After giving effect to the Company’s initial public offering and the related transactions, including the repayment in full of the Company’s outstanding debt obligations, and the issuance of shares of common stock in the first quarter of 2005 upon the exercise of stock options, pro forma earnings per share was $0.38 on a fully diluted basis for the three months ended March 31, 2005, compared to a pro forma loss per share of $0.13 on a fully diluted basis for the same period in 2004. Pro forma earnings per share is a non-GAAP financial measure. A reconciliation of the Company’s net (loss) income per common share attributable to common stockholders to pro forma earnings (loss) per share is set forth in the supplemental disclosure attached to this press release.

Adjusted EBITDA was $10.6 million in the first quarter of 2005 compared with Adjusted EBITDA of $2.0 million in the first quarter of 2004. The improvement in Adjusted EBITDA reflects increased sales volume, an improved market pricing environment, operating leverage attributed to higher volume and the impact of the pass-through of increases in raw material costs to our customers with respect to a majority of our railcar deliveries. EBITDA and Adjusted EBITDA are non-GAAP financial measures. A reconciliation of the Company’s net (loss) income to EBITDA and Adjusted EBITDA is set forth in the supplemental disclosure attached to this press release.

“I am pleased with our first quarter performance,” said John E. Carroll, Jr., President and CEO. “Our improved financial results are due to the efforts and teamwork of all our people. Deliveries of new freight cars increased 51.5% over the first quarter of 2004, and the backlog of unfilled railcar orders as of March 31, 2005 is 107.0% higher than the level as of March 31, 2004. Order activity was strong, as reflected by our backlog of 14,146 units at March 31, 2005, which reflects an increase of 24.1% since December 31, 2004.

“We will continue to focus on our cost reduction initiatives, and the launch of our manufacturing facility in Roanoke, Virginia is on schedule.”

FreightCar America, Inc. manufactures railroad freight cars, with particular expertise in coal-carrying railcars. In addition to coal cars, FreightCar America designs and builds flat cars, mill gondola cars, intermodal cars, coil steel cars and motor vehicle carriers. It is headquartered in Chicago, Illinois and has manufacturing facilities in Danville, Illinois, Roanoke, Virginia and Johnstown, Pennsylvania.

This press release may contain statements relating to our expected financial performance and/or future business prospects, events and plans that are “forward-looking statements” as defined under the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent our estimates and assumptions only as of the date of this press release. Our actual results may differ materially from the results described in or anticipated by our forward-looking statements due to certain risks and uncertainties. These potential risks and uncertainties include, among other things: the cyclical nature of our business; adverse economic and market conditions; fluctuating costs of raw materials, including steel and aluminum, and delays in the delivery of raw materials; our ability to maintain relationships with our suppliers of railcar components; our reliance upon a small number of customers that represent a large percentage of our sales; the variable purchase patterns of our customers and the timing of completion, delivery and acceptance of customer orders; the highly competitive nature of our industry; the risk of lack of acceptance of our new railcar offerings by our customers; and the additional risk factors described in our filings with the Securities and Exchange Commission. We expressly disclaim any duty to provide updates to any forward-looking statements made in this press release, whether as a result of new information, future events or otherwise.

FreightCar America, Inc.

Condensed Consolidated Balance Sheets

	December 31, 2004	March 31, 2005
		(Unaudited)
	(In thousands, except share and per share data)
Assets
Current assets
Cash and cash equivalents	$11,213	$16,325
Restricted cash	1,200	1,200
Accounts receivable, net	4,136	3,722
Inventories	73,218	84,774
Prepaid expenses and other current assets	983	1,033
Deferred income taxes	10,519	9,674

Total current assets	101,269	116,728

Property, plant and equipment, net	24,199	24,615
Restricted cash	11,755	11,795
Deferred financing costs, net	915	820
Deferred offering costs	2,013	3,275
Intangible assets, net	13,637	13,490
Goodwill	21,521	21,521
Deferred income taxes	15,834	15,400

Total assets	$191,143	$207,644

Liabilities and Stockholders’ Deficit
Current liabilities
Accounts payable	$69,631	$78,484
Current portion of long-term debt	2,000	2,006
Accrued payroll and employee benefits	9,904	12,308
Accrued warranty	5,964	6,269
Other current liabilities	5,274	4,260
Industrial revenue bonds	5,200	5,200

Total current liabilities	97,973	108,527

Long-term debt, less current portion	48,858	50,298
Deferred revenue	4,883	4,790
Accrued pension costs, less current portion	16,767	17,095
Accrued postretirement benefits	18,988	19,786
Rights to additional acquisition consideration, including accumulated accretion of $20,408 and $21,967, respectively	28,581	30,140

Total liabilities	216,050	230,636

Commitments and contingencies

FreightCar America, Inc.

Condensed Consolidated Balance Sheets

	December 31, 2004	March 31, 2005
		(Unaudited)
	(In thousands, except share and per share data)
Redeemable preferred stock, $500 par value
Series A voting, 100,000 shares authorized, 8,660 and 9,674 shares issued and outstanding at December 31, 2004 and March 31, 2005, respectively (liquidation preference of $8,486 and $9,145, respectively)	8,486	9,145
Series B non-voting, 100,000 shares authorized, 3,840 shares issued and outstanding (liquidation preference of $3,696 and $3,824, respectively)	3,696	3,824

Total redeemable preferred stock	12,182	12,969

Stockholders’ deficit
Common stock, $.01 par value
Class A voting, 100,000 shares authorized, 6,138,000 and 6,695,700 shares issued and outstanding at December 31, 2004 and March 31, 2005, respectively	—	6
Class B non-voting, 100,000 shares authorized, 737,000 shares issued and outstanding	—	—
Additional paid in capital	8,900	8,387
Accumulated other comprehensive loss	(5,055)	(5,055)
Accumulated deficit	(40,934)	(39,299)

Total stockholders’ deficit	(37,089)	(35,961)

Total liabilities and stockholders’ deficit	$191,143	$207,644

FreightCar America, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended March 31,
	2004	2005
	(In thousands, except share and per share data)
Sales	$88,946	$165,805
Cost of sales	88,312	152,437

Gross profit	634	13,368

Selling, general and administrative expense	3,191	6,076
Provision for settlement of labor disputes (selling, general and administrative expense)	—	370

Operating (loss) income	(2,557)	6,922

Interest income	(28)	(103)
Related-party interest expense	1,671	1,907
Third-party interest expense	135	274
Interest expense on rights to additional acquisition consideration	1,247	1,559
Amortization of deferred financing costs	135	95

(Loss) income before income taxes	(5,717)	3,190
Income tax (benefit) provision	(1,742)	1,276

Net (loss) income	(3,975)	1,914
Redeemable preferred stock dividends accumulated, but undeclared	266	280

Net (loss) income attributable to common stockholders	$(4,241)	$1,634

Net (loss) income per common share attributable to common stockholders - basic and diluted	$(0.62)	$0.22

Weighted average common shares outstanding - basic and diluted	6,875,000	7,432,700

FreightCar America, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Three Months Ended March 31,
	2004	2005
	(In thousands)
Cash flows from operating activities
Net (loss) income	$(3,975)	$1,914
Adjustments to reconcile net (loss) income to net cash flows provided by (used in) operating activities:
Depreciation	1,738	1,665
Amortization of intangible assets	147	147
Amortization of deferred financing costs	135	95
Accretion of Senior Notes	178	237
Accretion of deferred revenue	95	95
PIK Notes issued for interest	1,493	1,670
Interest expense on rights to additional acquisition consideration	1,247	1,559
Deferred income taxes	(1,743)	1,279
Changes in operating assets and liabilities:
Restricted cash	(14)	(40)
Accounts receivable	(375)	414
Inventories	(5,042)	(11,556)
Prepaid expenses and other current assets	(71)	(50)
Income taxes receivable	607	—
Accounts payable	6,506	8,853
Accrued payroll and employee benefits	402	2,404
Accrued warranty	(49)	305
Other current liabilities	(4,176)	(1,014)
Deferred revenue	(67)	(187)
Accrued pension costs and accrued postretirement benefits	229	1,126

Net cash flows (used in) provided by operating activities	(2,735)	8,916

Cash flows from investing activities
Purchases of property, plant and equipment	(268)	(2,042)

Net cash used in investing activities	(268)	(2,042)

Cash flows from financing activities
Payments on long-term debt	(1,250)	(500)
Deferred financing costs and deferred offering costs	—	(1,262)

Net cash flows used in financing activities	(1,250)	(1,762)

Net (decrease) increase in cash and cash equivalents	(4,253)	5,112
Cash and cash equivalents at beginning of period	20,008	11,213

Cash and cash equivalents at end of period	$15,755	$16,325

Supplemental cash flow information
Cash paid for:
Interest	$286	$202

Capital lease obligations incurred for equipment	$—	$39

FreightCar America, Inc.

Supplemental Disclosure I

Reconciliation of net (loss) income per common share

attributable to common stockholders to

pro forma earnings (loss) per share(1)

(Unaudited)

	Three Months Ended March 31,
	2004	2005
	(In thousands, except share and per share data)
Net (loss) income per common share attributable to common stockholders - basic and diluted	$(0.62)	$0.22

Net (loss) income attributable to common stockholders	$(4,241)	$1,634
Related-party interest expense	1,671	1,907
Third-party interest expense	135	274
Tax effect of related-party and third-party interest expense adjustments	(722)	(872)
Interest expense on rights to additional acquisition consideration	1,247	1,559
Redeemable preferred stock dividends accumulated, but undeclared	266	280

Adjusted net (loss) income attributable to common stockholders	$(1,644)	$4,782

Pro forma earnings (loss) per share	$(0.13)	$0.38

Weighted average common shares outstanding - basic and diluted (prior to adjustments)	6,875,000	7,432,700

Common shares issued upon full exercise of the options granted in 2004 under the Company’s stock option plan	557,700	—

Common shares issued in the initial public offering	5,100,000	5,100,000

Weighted average common shares outstanding - basic and diluted (following adjustments)	12,532,700	12,532,700

(1)	Pro forma earnings per share represents the Company’s net (loss) income per common share attributable to common shareholders as adjusted to give effect to: (1) with respect to the first quarter of

2004, the shares of common stock (the “2004 Option Shares”) issued in the first quarter of 2005 as a result of the full exercise of the options granted in 2004 (the “2004 Options”) under the Company’s stock option plan; (2) the completion of the Company’s initial public offering on April 11, 2005; and (3) the related transactions involving uses of the offering proceeds. The adjustments relating to the Company’s initial public offering and the related transactions reflect: (i) the increase in the number of weighted average shares as a result of the issuance of the new shares sold in the offering; (ii) the removal from the calculation of net (loss) income of interest expense relating to the Company’s term loan, senior notes and PIK notes, rights to additional acquisition consideration and industrial revenue bonds that the Company is no longer obligated to pay as a result of the repayment in full of such obligations with the proceeds from the offering; (iii) the redemption of the Company’s preferred stock with the proceeds from the offering; and (iv) the tax effect of the removal of related-party and third-party interest expense from the calculation of net (loss) income. The Company believes that pro forma earnings per share information is useful to investors because it illustrates the effect on the Company’s financial results of the completion of the Company’s initial public offering and the related transactions. Since the offering and the related transactions involved changes to the Company’s capital structure and the repayment of all of the Company’s outstanding debt obligations (eliminating for future periods certain expenses that the Company historically has been obligated to pay), the Company believes that pro forma earnings per share will allow investors to more effectively compare the Company’s financial results prior to and after the offering. In addition, the Company believes that giving effect to the 2004 Option Shares with respect to the results for the first quarter of 2004 provides a more consistent basis for comparison of the financial results between the quarterly periods. Pro forma earnings per share is not a financial measure presented in accordance with U.S. generally accepted accounting principles, or U.S. GAAP. Accordingly, when analyzing our operating performance, investors should not consider pro forma earnings per share in isolation or as a substitute for earnings per share calculated in accordance with U.S. GAAP. Our calculation of pro forma earnings per share is not necessarily comparable to that of other similarly titled measures reported by other companies.

FreightCar America, Inc.

Supplemental Disclosure II

Reconciliation of net (loss) income to EBITDA(1) and Adjusted EBITDA(2)

(Unaudited)

	Three Months Ended March 31,
	2004	2005
	(In thousands)
Net (loss) income	$(3,975)	$1,914
Income tax (benefit) provision	(1,742)	1,276
Related-party interest expense	1,671	1,907
Third-party interest expense	135	274
Interest expense on rights to additional acquisition consideration	1,247	1,559
Interest income	(28)	(103)
Amortization of deferred financing costs	135	95
Amortization of intangible assets	147	147
Depreciation	1,738	1,665

EBITDA	(672)	8,734

Provision for settlement of labor disputes	—	370
Loss on customer contract for box railcars	2,700	1,500
Non-cash expense relating to 2004 Options	—	—

Adjusted EBITDA	$2,028	$10,604

(1)	EBITDA represents net (loss) income before income tax expense, interest expense, net, amortization and depreciation of property and equipment. We believe EBITDA is useful to investors in evaluating our operating performance compared to that of other companies in our industry. In addition, our management uses EBITDA to evaluate our operating performance. The calculation of EBITDA eliminates the effects of financing, income taxes and the accounting effects of capital spending. These items may vary for different companies for reasons unrelated to the overall operating performance of a company’s business. EBITDA is not a financial measure presented in accordance with U.S. GAAP. Accordingly, when analyzing our operating performance, investors should not consider EBITDA in isolation or as a substitute for net income, cash flows from operating activities or other statements of operations or statements of cash flow data prepared in accordance with U.S. GAAP. Our calculation of EBITDA is not necessarily comparable to that of other similarly titled measures reported by other companies.

(2)	Adjusted EBITDA represents EBITDA before the following charges:
(a)	charges in connection with our settlement with the union representing the unionized employees in our Johnstown, Pennsylvania manufacturing facility, also referred to as the Johnstown settlement. On November 15, 2004, we entered into the Johnstown settlement and recorded a $9.2 million charge with respect to the year ended December 31, 2004. For the three months ended March 31, 2005, we recorded an additional charge of $370,000 relating to the Johnstown settlement consisting of a retroactive payment to unionized Johnstown employees for certain previously unpaid work hours;
(b)	charges of $2.7 million and $1.5 million for the three months ended March 31, 2004 and 2005, respectively, in connection with losses on a customer contract for box railcars, which reflects increased raw material, labor and other costs that exceeded the fixed purchase price under this contract. This customer contract was our first contract for the manufacture of box railcars, and, following our delivery of the box railcars under this contract, we do not plan to produce any box railcars in the future; and

(c)	non-cash charges reflecting the grant of the 2004 Options that were recorded in the fourth quarter of 2004.

We believe that Adjusted EBITDA is useful to investors evaluating our operating performance compared to that of other companies in our industry since it eliminates the effects of the Johnstown settlement, the losses on a customer contract for box railcars and non-cash expenses relating to the grant of the 2004 Options. We also believe that Adjusted EBITDA is useful to investors in assessing our ability to comply as of the relevant balance sheet dates with the financial covenants under the former revolving credit facility and the senior notes. In addition, Adjusted EBITDA is equivalent to the measure that was used to determine our eligibility to enter into our new revolving credit agreement upon the closing of our initial public offering. Adjusted EBITDA is not a financial measure presented in accordance with U.S. GAAP. Accordingly, when analyzing our operating performance, investors should not consider Adjusted EBITDA in isolation or as a substitute for net income, cash flows from operating activities or other statements of operations or statements of cash flow data prepared in accordance with U.S. GAAP. Our calculation of Adjusted EBITDA is not necessarily comparable to that of other similarly titled measures reported by other companies.